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                                                                 Exhibit 99.(j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 16, 2003, relating to the financial statements and financial highlights, which appear in the October 31, 2003 Annual Report to Shareholders of JPMorgan Global 50 Fund, JPMorgan Global Healthcare Fund and JPMorgan Market Neutral Fund, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Financial Statements" and "Independent Accountants" in such Registration Statement.

PricewaterhouseCoopers LLP
New York, New York
February 24, 2004

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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our report dated December 16, 2003, relating to the financial statements and financial highlights, which appear in the October 31, 2003 Annual Report to Shareholders of JPMorgan Tax Aware Short-Intermediate Income Fund, JPMorgan Fleming Tax Aware International Opportunities Fund, JPMorgan Tax Aware Large Cap Growth Fund, JPMorgan Tax Aware Large Cap Value Fund, JPMorgan Tax Aware Disciplined Equity Fund, JPMorgan Tax Aware Enhanced Income Fund and JPMorgan Tax Aware U.S. Equity Fund, which are incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights," "Financial Statements" and "Independent Accountants" in such Registration Statement.


PricewaterhouseCoopers LLP
New York, New York
February 24, 2004